DEVELOPED TECHNOLOGY RESOURCE, INC.

EXHIBIT 11 --  STATEMENT REGARDING COMPUTATION OF PER-SHARE EARNINGS
                      YEARS ENDED OCTOBER 31, 1997 AND 1996

                                                   1997              1996
                                               -----------      -----------
Primary:
     Average shares outstanding                    795,969          839,010

     Shares assumed exercised from
         exercise of stock options                 648,335             --

     Shares assumed to be repurchased
         with proceeds from exercise
         (subject to 20 percent limit)            (159,194)            --
                                               -----------      -----------

     Total                                       1,285,110          839,010
                                               ===========      ===========


     Net income (loss)                         $   710,416      $  (157,149)
     Assumed interest revenue from
         purchase of government securities          72,639             --
                                               -----------      -----------

     Adjusted net income (loss)                $   783,055      $  (157,149)
                                               ===========      ===========

     Per-share amount                          $      0.61      $     (0.19)
                                               ===========      ===========



Fully Diluted:
     Average shares outstanding                    795,969          839,010

     Shares assumed exercised from
         exercise of stock options                 648,335             --

     Shares assumed to be repurchased
         with proceeds from exercise
         (subject to 20 percent limit)            (159,194)            --
                                               -----------      -----------

     Total                                       1,285,110          839,010
                                               ===========      ===========

Net income (loss)                              $   710,416      $  (157,149)
     Assumed interest revenue from
         purchase of government securities          67,415             --
                                               -----------      -----------

     Adjusted net income (loss)                $   777,831      $  (157,149)
                                               ===========      ===========

     Per-share amount                          $      0.61      $     (0.19)
                                               ===========      ===========


NOTE: As the stock options assumed to be repurchased exceeds 20% of the shares already outstanding, the treasury stock method has been modified, as required, to assume the repurchase of up to 20% of the stock outstanding with the excess invested in government securities.